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                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                                     YEAR ENDED OCTOBER 31,
                                                                     -------------------------------------------------------------
NAVISTAR INTERNATIONAL CORPORATION                       Q1 04       2003          2002          2001          2000          1999
----------------------------------                     ---------   ---------     ---------     ---------    ---------     ---------
Income/(Loss) from continuing operations before
income taxes                                                 (37)        (45)         (769)          (33)         239           600
        Cumm. Effect of changes in acct. principle             -           -             -             -            -             -
        Interest Expense                                      31         136           154           161          146           135
        Debt expense amortization                              1           3             3             2            2             2
        Rent expense rep. of interest expense (33%)            5          20            23            15           11            10
                                                       ---------   ---------     ---------     ---------    ---------     ---------
TOTAL EARNINGS                                                (0)        114          (589)          145          398           747
                                                       =========   =========     =========     =========    =========     =========
Fixed Charges:
        Capitalized interest                                   2           7            14            42           31            15
        Interest expense                                      31         136           154           161          146           135
        Debt expense amortization                              1           3             3             2            2             2
        Rent expense rep. of interest expense (33%)            5          20            23            15           11            10
                                                       ---------   ---------     ---------     ---------    ---------     ---------
TOTAL FIXED CHARGES                                           39         166           194           220          190           162
                                                       =========   =========     =========     =========    =========     =========
RATIO OF EARNINGS TO FIXED CHARGES                             -           -             -             -          2.1           4.6

EARNINGS SHORTFALL                                           (39)        (52)         (783)          (75)
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                                                                                      YEAR ENDED OCTOBER 31,
                                                                   ----------------------------------------------------------------
NAVISTAR FINANCIAL CORPORATION                           Q1 04       2003         2002           2001          2000          1999
------------------------------                         ---------   ---------     ---------     ---------    ---------     ---------
Income/(Loss) from continuing operations before
income taxes                                                  13         102            61            72           92            96
        Cumm. Effect of changes in acct. principle             -           -             -             -            -             -
        Interest Expense                                      12          50            58            93          104            89
        Debt expense amortization                              1           3             3             4            2             2
        Rent expense rep. of interest expense (25%)            0           0             0             1            1             1
                                                       ---------   ---------     ---------     ---------    ---------     ---------
TOTAL EARNINGS                                                26         155           122           170          199           188
                                                       =========   =========     =========     =========    =========     =========
Fixed Charges:
        Capitalized interest                                   0           0             0             0            0             0
        Interest expense                                      12          50            58            93          104            89
        Debt expense amortization                              1           3             3             4            2             2
        Rent expense rep. of interest expense (25%)            0           0             0             1            1             1
                                                       ---------   ---------     ---------     ---------    ---------     ---------
TOTAL FIXED CHARGES                                           13          53            61            98          107            92
                                                       =========   =========     =========     =========    =========     =========
RATIO OF EARNINGS TO FIXED CHARGES                           2.0         2.9           2.0           1.7          1.9           2.0
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